Exhibit 99.2

AMENDED AND RESTATED LEASE

THIS AMENDED AND RESTATED LEASE (this “Lease”) is entered into and effective as of November 1, 2011 (the “Commencement Date”), by and between DMH CAMPUS INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation (“Tenant”), who hereby amend and restate in its entirety that certain Lease dated as of December 4, 2007 between Landlord and Tenant (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of December 10, 2008 (the “First Amendment”), and that certain Second Amendment to Lease dated as of September 25, 2009 (the “Second Amendment”) (the Original Lease, as amended by the First Amendment and the Second Amendment, the “Prior Lease”).

RECITALS

This Lease is made with reference to the following recital of essential facts:

A. Landlord and Tenant previously entered into the Original Lease, pursuant to which Tenant initially leased from Landlord the buildings located at 12780 El Camino Real, San Diego, California (the “Rear Building”) and 12790 El Camino Real, San Diego, California (the “Front Building”) (the Rear Building and the Front Building, collectively, the “Original Premises”).

B. Landlord and Tenant now desire to fully amend and restate the Prior Lease in its entirety.

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

ARTICLE 1

PREMISES

1.1 PROPERTY. Landlord owns that certain real property (the “Land”) located in the City of San Diego, County of San Diego, State of California, commonly known as 12780 and 12790 El Camino Real, as legally described on Exhibit A attached hereto, together with all existing and hereafter constructed improvements thereto, including, but not limited to, two buildings totaling approximately 216,057 rentable square feet (such buildings collectively referred to as the “Buildings”), all as generally depicted in the floor plans attached hereto as Exhibit B, and the right to use all easements and appurtenances owned by Landlord benefiting the Land (collectively, the “Appurtenant Rights”). The Land, the Buildings and the Appurtenant Rights are collectively referred to herein as either the “Project” or the “Property.” The Property is adjacent to a vacant parcel of land (known as Parcel 1 of the same map referenced in Exhibit A) owned by Landlord, which does not contain any buildings, but which may be the subject of future development (the “Adjacent Parcel”). The term “Common Area” is used in this Lease to mean all aspects of the Property other than the Premises, such as the exterior of the Premises, loading docks, ramps, drives, platforms, and the pipes, conduits, wires and appurtenant equipment serving the Premises but located outside of the Premises, the outdoor amphitheatre (the “Amphitheatre”), water features, trash areas, parking areas, retention basin, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Premises and located on the Property. For purposes of this Lease, the “Premises” shall be the interior of the Rear Building, which the parties agree contains approximately 140,591 rentable square feet.

1.2 LEASE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the “Term” (as defined in Article 2) and upon the terms, covenants and conditions set forth in this Lease. In addition, in accordance with the terms of this Lease, Tenant (and through Tenant, its Permitted Assignees, employees, agents, guests, invitees, customers, service-providers, and licensees [collectively, “Tenant’s Invitees”]) is granted the right to use the Common Area in connection with its lease of the Premises throughout the Term of this Lease and any Appurtenant Rights reasonably necessary for Tenant’s permitted use hereunder.

1.3 CONFIRMATION OF SQUARE FOOTAGE. For purposes of this Lease, “rentable square feet” shall mean “rentable area” calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1 – 1996, as amended and superseded from time to time (“BOMA”). The rentable square feet of the Premises is subject to change based solely on (i) any change in the common area load factor for the Project (based on Landlord’s alterations to the Project), and/or (ii) in the event any alterations are made to the Rear Building. Notwithstanding the foregoing, the usable square footage of the Rear Building is stipulated to be 138,414, which usable square footage will not be remeasured.

ARTICLE 2

TERM AND EXTENSION OPTIONS

2.1 TERM. The term of this Lease (the “Term”) begins on the Commencement Date and ends on December 31, 2019, or the earlier termination of this Lease in accordance with the provisions of this Lease (the “Expiration Date”). The Term and Expiration Date may be extended in accordance with Section 2.2 below.

2.2 EXTENSION OF TERM.

(a) Subject to Section 2.2(e) below, Tenant shall have the right to extend the Term for all of the Premises (“Renewal Option(s)”)) for two (2) consecutive ten (10)-year periods (each a “Renewal Term”). The Renewal Options granted herein may be exercised by the original Tenant and any Permitted Assignee who occupies more than half of the Premises. The Expiration Date and the date that the first Renewal Term expires shall be referred to herein as a “Renewal Date.” Any such extension of the Term shall be subject to and on all of the same terms and conditions of this Lease, as the same may be amended, supplemented or modified from time to time, except that Monthly Rental (as defined below) shall be as determined by this Section 2.2 below, and Monthly Rental will automatically increase by 3.0% on each anniversary of the Renewal Date throughout the Renewal Term. To exercise a Renewal Option, at least twelve (12) months prior to the applicable Renewal Date, Tenant shall provide Landlord with written notice stating that Tenant is exercising its extension option (“Extension Notice”). Within thirty (30) days after Landlord’s receipt of the Extension Notice, Landlord shall determine the Fair Market Rental Rate (as defined below) by using its good faith judgment and deliver written notice thereof (“Option Rent Notice”) to Tenant. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of the Option Rent Notice to accept in writing Landlord’s determination of the Fair Market Rental Rate. In the event Tenant objects to, or fails to accept, Landlord’s determination of the Fair Market Rental Rate within the Tenant’s Review Period, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement on the Fair Market Rental Rate within thirty (30) days after the expiration of Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with the procedure set forth below.

(b) If Landlord fails to timely generate and deliver the initial Option Rent Notice which triggers the negotiations procedure of Section 2.2(a) above, then Tenant may commence such negotiations by providing written notice of Tenant’s suggested Fair Market Rental Rate, in which event Landlord shall have thirty (30) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of its proposed rental rate within which to accept such proposed rental. In the event Landlord fails to accept in writing the rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If the parties fail to reach agreement within thirty (30) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to a Qualified Appraiser as set forth below.

(c) For purposes of this Lease, the term “Fair Market Rental Rate” shall mean the annual amount per square foot that tenants are paying in then-current transactions between landlords and non-affiliated parties from new or renewal, non-expansion (unless the expansion is pursuant to a comparable definition of Fair Market Rental Rate), non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use for a comparable period of time (“Comparable Transactions”). In determining Comparable Transactions with respect to the Premises, the applicable market is to be the Torrey Pines, UTC, and Sorrento Mesa laboratory submarkets within San Diego, California. In any determination of Comparable Transactions, appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to the usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis), parking rights and obligations, signage rights, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, the condition of the base building and the landlord’s responsibility with respect thereto, the value, if any, of the existing tenant improvements and other generally applicable conditions of tenancy for such Comparable Transactions. The parties acknowledge and agree that the intent of this paragraph is to ensure that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make and receive the same economic payments and concessions that Landlord would otherwise make and receive in Comparable Transactions with another tenant for the Premises as if Tenant hereunder elected not to exercise its Renewal Option(s).

(d) Landlord and Tenant will attempt to agree on a single MAI appraiser or commercial real estate broker with at least five (5) years’ experience in appraising properties in San Diego County, California, that are similar to the Premises (a “Qualified Appraiser”). Neither Landlord nor Tenant shall consult with such Qualified Appraiser as to its opinion of the Fair Market Rental Rate prior to the appointment. If the parties agree on a single Qualified Appraiser, then each party shall submit to such Qualified Appraiser its separate sealed envelope containing its opinion of the Fair Market Rental Rate of the Premises as of the Outside Agreement Date. The sole responsibility of the Qualified Appraiser will be to determine which of the rental amounts submitted by Landlord and Tenant most accurately reflects the Fair Market Rental Rate of the Premises as of the Outside Agreement Date. The Qualified Appraiser shall select either Landlord’s or Tenant’s rental amount. The Qualified Appraiser has no right to propose a middle ground or any modification of either of the determinations made by either party. The Qualified Appraiser’s choice will be submitted to the parties within fifteen (15) days after his or her selection. If the parties are unable to agree on a single Qualified Appraiser within fifteen (15) days following the Outside Agreement Date, each party will appoint a Qualified Appraiser. Such Qualified

Appraisers will then agree upon and designate a third Qualified Appraiser, who shall make the determination described above. Such third Qualified Appraiser may hold such hearings and require such briefs as the Qualified Appraiser, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the Qualified Appraiser, with a copy to the other party, within five (5) days after the appointment of the Qualified Appraiser any market data and additional information that such party deems relevant to the determination of the Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) days after receipt of such FMRR Data. Each party will pay one-half (1/2) of the fees and expenses of the determining Qualified Appraiser. Each party will pay the fees and expenses of the Qualified Appraiser selected by it, if applicable. Both parties shall use their good faith and diligent efforts to ensure that the foregoing procedure to determine the Fair Market Rental Rate shall be completed on or before six (6) months prior to the scheduled commencement of the applicable Renewal Term. The Fair Market Rental Rate determination shall be binding upon Landlord and Tenant.

(e) The Renewal Options automatically terminate and become void if (a) Tenant fails to give Landlord an Extension Notice at least 12 months before the then-current Expiration Date, (b) three times in any 18-month period tenant commits a monetary default for which Landlord gives a notice regarding such default (regardless of whether or not the default is subsequently cured), or (c) Tenant and its Permitted Assignees no longer occupy all of the rentable square feet of the Rear Building.

ARTICLE 3

POSSESSION

3.1 CONDITION. Tenant hereby acknowledges that it developed the Property and has occupied the Premises since its completion and is currently in possession of the Premises, and is familiar with the condition thereof and accepts the Property in its “as-is” condition with all faults, and Landlord makes no representation or warranty of any kind with respect to the Property, and Landlord shall have no obligation to improve, alter or repair any aspect of the Property, except as specifically set forth herein. Tenant waives all warranties, whether express or implied (including any warranties of merchantability or fitness for a particular purpose), with respect to the Premises and the Property.

ARTICLE 4

RENTAL

4.1 MONTHLY RENTAL. Tenant shall pay to Landlord monthly rental in accordance with the following schedule (“Monthly Rental”). Monthly Rental shall be paid in advance, on or before the first (1st) day of each month, without deduction, setoff, prior notice, or prior demand, commencing on the Commencement Date (subject to any abatements expressly provided for in this Lease). Should the Commencement Date be a day other than the first (1st) day of a calendar month, then the monthly installment of Monthly Rental for the first partial month shall be equal to one-thirtieth (1/30th) of the monthly installment of Monthly Rental for each day from the Commencement Date to the end of the partial month.

Period	Monthly Rent
Commencement Date – 11/30/11	$451,109.11
12/01/11 – 11/30/12	$464,642.38
12/01/12 – 11/30/13	$478,581.66
12/01/13 – 11/30/14	$492,939.11
12/01/14 – 11/30/15	$507,727.28
12/01/15 – 11/30/16	$522,959.10
12/01/16 – 11/30/17	$538,647.87
12/01/17 – 11/30/18	$554,807.31
12/01/18 – 11/30/19	$571,451.53
12/01/19 – 12/31/19	$588,595.07

4.2 INTENTIONALLY DELETED.

4.3 ADDITIONAL RENTAL. In addition to Monthly Rental, Tenant shall pay to Landlord, as “Additional Rental,” all sums required to be paid by Tenant to Landlord pursuant to this Lease including, but not limited to, Operating Expenses (as defined below), interest and late charges. All payment obligations of Tenant under this Lease are deemed rent and Landlord shall have the same rights and remedies for the nonpayment of such rent, including Additional Rental, as it has with respect to the nonpayment of Monthly Rental. Except to the extent otherwise provided in this Lease, Tenant is solely responsible for all costs for the care, maintenance, taxes, insurance, utilities, repair and operating expenses of the Premises.

(a) Tenant shall pay monthly installments of Operating Expenses on the first day of each month, in amounts specified in good faith by Landlord from time to time, which, by the end of each calendar year (or by the Expiration Date, if earlier), will total Landlord’s reasonable estimate of Operating Expenses to be incurred for such year. For partial years, the Operating Expenses will be calculated on a full-year basis and then prorated. If at any time Landlord incurs an unanticipated Operating Expense (or any other expense to be borne by Tenant under this Lease), Landlord may invoice Tenant for reimbursement of such expense any time after the expense is incurred, in which case Tenant shall pay the amount so invoiced within 30 days after Landlord delivers the invoice. As soon as is reasonably practicable after the end of each calendar year during which Tenant paid Operating Expenses based on Landlord’s estimates as provided above, Landlord will furnish Tenant a reasonably detailed statement of Operating Expenses for such calendar year (the “Statement”). Any amounts owing for that year shall, within thirty (30) days, be paid by Tenant to Landlord. Any amounts overpaid shall, at Landlord’s option, be credited against the next installment(s) of estimated Operating Expenses and Monthly Rent due from Tenant, or be refunded to Tenant within thirty (30) days after the date of the Statement. The parties’ obligations with respect to payment or refund of any deficiency or overpayment shall survive termination or expiration of this Lease; provided that no Operating Expense payments shall be due from Tenant which are not billed to Tenant within one (1) year after the Expiration Date of this Lease, and provided further that Tenant’s failure to dispute the amount of any Operating Expense or reconciliation statement within 180 days after Tenant’s receipt of a reconciliation statement for the applicable calendar year, shall be deemed Tenant’s waiver to ever make a claim based on Operating Expenses for the applicable year.

(b) “Operating Expenses” means the sum of the Management Fee plus Tenant’s Pro Rata Share of the Project Expenses; provided, however, as to any Project Expenses that Landlord reasonably determines would be inequitable to allocate based on Pro Rata Share, Landlord may allocate in accordance with other reasonable methods (such as relative use or burden or cost), consistently applied.

(i) “Management Fee” means a management fee to Landlord or its agent in the amount of 3.5% of the Monthly Rental.

(ii) “Pro Rata Share” means the ratio of the rentable square feet of the tenant’s premises at that time to the aggregate rentable square feet within the Project.

(iii) “Project Expenses” means any and all costs, expenses and disbursements of every kind and character that Landlord in good faith incurs, pays or becomes obligated to pay in connection with its ownership interest in the Project, or the operation, maintenance, management, repair, replacement, and security thereof; plus, with respect to such costs, expenses, and disbursements for the Project which do not exclusively pertain to any particular building within the Project, the portion of such expenses which Landlord reasonably and equitably allocates to the Property. Project Expenses include, without limitation, any and all assessments Landlord must pay pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or similar restrictions and agreements affecting the Project, Taxes (as defined below), assessments and other similar governmental charges; water and sewer charges; the cost and expense of insurance, including loss of rents coverage and all other coverage procured by Landlord, and any applicable deductibles (provided the same are commercially reasonable and to the extent in excess of $25,000, such deductibles shall be treated as a Capital Expense (as defined below)); utilities (other than those paid directly by Tenant to the utility provider); security; labor and personnel costs (including applicable overhead); parking lot maintenance and repair; heating, ventilating and air conditioning repairs, replacements (which will be treated as Capital Items), and maintenance; waste disposal; elevator maintenance; repair, replacement (which replacements may, in certain circumstances described below, be treated as Capital Items), and maintenance of the Property, and the plumbing, heating, ventilating, air conditioning, electrical, life safety and building management systems furnished by Landlord (the “Building Systems”); costs associated with the upkeep and operation of all parking and Common Areas; costs and expenses of gardening and landscaping; maintenance of signs (other than costs incurred by Tenant to maintain Tenant’s signs); personal property taxes levied on or attributable to personal property used in connection with the Project. During any period of vacancy at the Project, Project Expenses will be determined as if the Project had been fully occupied and Landlord had been supplying services to the entire Project during the applicable period (in accordance with the methodology specified by the Building Owners and Managers Association). As to Capital Expenses (as defined below), such expenses shall only be included in Project Expenses if such Capital Items (as defined below) (i) are incurred in order for the Property to comply with Applicable Laws, (ii) can reasonably be anticipated to reduce Project Expenses that would otherwise be incurred, or (iii) are determined by Landlord to be reasonably necessary to keep the Property in a first class condition based upon wear and tear of such items, but all such Capital Expenses shall be amortized over the reasonable useful life of such improvement, replacement, repair or equipment as reasonably determined by Landlord (including an interest factor of the then-applicable Prime Rate). All Project Expenses for Capital Items are “Capital Expenses.” For purposes of this Lease, the term “Capital Items” means those items that individually cost more than $50,000.00 that are considered capital repairs, replacements, improvements or equipment under generally accepted accounting principles consistently applied, and any insurance deductible to the extent exceeding $25,000.00.

(c) Notwithstanding the above, Project Expenses shall not include the following:

(i) Interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Premises;

(ii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss;

(iii) Landlord’s costs of defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant;

(iv) Landlord’s costs of selling or syndicating any of Landlord’s interest in the Premises; and disputes between Landlord and Landlord’s property manager;

(v) Landlord’s general corporate or partnership overhead and general administrative expenses, and legal and accounting costs to the extent the same are not related to the management of the Project;

(vi) Salaries of management personnel above the level of property manager who are not directly related to the Premises or primarily engaged in the operation, maintenance, and repair of the Premises, except to the extent that those costs and expenses are included in the management fees;

(vii) Advertising, promotional expenditures and leasing expenses primarily directed toward obtaining tenants to lease space in the Property;

(viii) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing, other negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Premises, or associated with the enforcement of any leases;

(ix) Charitable or political contributions;

(x) Costs for which Landlord is reimbursed by a third party (other than through Operating Expense reimbursements);

(xi) Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market (excluding the Management Fee);

(xii) Any costs incurred in connection with the redevelopment or any future expansion of the Property or the Adjacent Parcel, including construction costs, permitting, design, or any other cost or fee in connection with such future development process;

(xiii) Any cost relating to the presence of any Hazardous Materials on the Property or Adjacent Parcel in violation of Applicable Law to the extent such cost is the sole responsibility of Landlord or Tenant under Section 20.19 below or any costs associated with the migration of Hazardous Materials onto the Project or Property;

(xiv) any reserves for Capital Items; or

(xv) The cost of any item which Tenant pays directly (e.g., if Tenant pays directly all HVAC maintenance for its Premises it will not be responsible for its Pro Rata Share of HVAC maintenance for any other portion of the Project).

Landlord and Tenant acknowledge that the Premises is part of a multi-office building project consisting of the Front Building and the Rear Building and may also include an additional building which may be constructed by Landlord (the “Other Building”), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Project Expenses) shall be shared among the Rear Building, the Front Building and/or such Other Building, while certain other costs and expenses are solely attributable to the Rear Building, the Front Building or such Other Building, as applicable. Any costs or expenses which are attributable solely to one building within the Project shall be equitably and reasonably allocated by Landlord directly to the building to which such costs or expenses relate. In addition, in the event Landlord elects, at its sole option, to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Project Expenses for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Rear Building, the Front Building and such Other Building on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time. Landlord hereby agrees that it will use good faith efforts to allocate costs and expenses among the buildings in the Project to the extent is it equitable to do so and as to cost or expense items which are common to all buildings, Landlord will allocate such costs among the buildings on an equitable basis taking into consideration the relative benefit of such cost or expense to each building within the Project.

In addition, Project Expenses will in no event include any amounts which Tenant has previously paid to Landlord, including, without limitation, any items included in the Project Renovation Costs under the Prior Lease, the cost of any tenant improvements constructed in the Front Building and Entitlement Costs under the Prior Lease. Notwithstanding anything in the Lease to the contrary, Landlord acknowledges and agrees that the aggregate “Controllable Expenses” (as hereinafter defined) included in Operating Expenses shall not increase by more than five percent (5%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Expenses included in Operating Expenses for any preceding calendar year. “Controllable Expenses” shall mean all Operating Expenses except: (i) Taxes; (ii) utilities costs; (iii) insurance carried by Landlord with respect to the Project and/or the operation thereof; and (iv) wages, salaries and other compensation and benefits paid to Landlord’s employees, agents or contractors engaged in the operation, management, maintenance (including, but not limited to, janitorial and cleaning services) or security of the Project, to the extent such wages, salaries and other compensation are incurred as a result of union labor or government mandated requirements including, but not limited to, prevailing wage laws and similar requirements. Operating Expenses for the Project shall be grossed up to reflect one hundred percent (100%) occupancy. Operating Expenses will only include expenses which are reasonable and customary for comparable projects in the Del Mar Heights submarket of San Diego.

4.4 AUDIT RIGHT. Upon Tenant’s written request given not more than 120 days after Tenant’s receipt of a Statement for a particular calendar year, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Operating Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within thirty (30) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of a Statement by

Tenant (the “Review Period”), if Tenant disputes the amount of Operating Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant has paid all amounts required to be paid under the applicable Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s cost, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Operating Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord.

4.5 PAYMENT OF RENT. All rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, on the first day of each month. Tenant shall pay Monthly Rental and Additional Rental to Landlord c/o Alexandria Real Estate Equities, Inc., 4660 La Jolla Village Drive, Suite 725, San Diego, California 92122, or to such other address as Landlord may from time to time designate in writing to Tenant; provided that Tenant shall also be permitted to pay rent by bank wire or electronic funds transfer (“EFT”), in which case Landlord will, at Tenant’s request, provide Tenant with wiring instructions or other reasonably necessary information to accomplish such EFT.

4.6 LATE PAYMENTS. If Tenant fails to pay any Monthly Rental or estimated Operating Expenses within five business days of the first day of the calendar month, or Tenant fails to pay or reimburse Landlord any other amount to be paid under this Lease within 30 days after invoicing (or the period set forth in this Lease if different), Tenant shall pay a late fee equal to three percent (3.0%) of such unpaid amount. In addition, such unpaid amounts shall bear interest at the rate equal to the sum of five percent (5.0%) plus the Prime Rate per annum (the “Interest Rate”) from the due date if payment is not made by the 5th business day of each month, as to Monthly Rental or estimated Operating Expenses, or within 30 days after invoicing from Landlord, as to all other payment obligations of Tenant under this Lease. As used herein, “Prime Rate” shall mean the base rate on corporate loans at large U.S. money center commercial banks as published from time to time by The Wall Street Journal, adjusted monthly to such published rate. In addition, Tenant acknowledges that the late payment of any installment of Monthly Rental or Additional Rental will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses may include, but are not limited to, administrative and collection costs and processing and accounting expenses. Landlord and Tenant agree that the late charges described herein represent a reasonable estimate of the costs and expenses Landlord will incur and is fair compensation to Landlord for its loss suffered by reason of late payment by Tenant. If a late charge is payable under this Lease, whether or not collected, at least three times during any 18-month period, then Tenant’s monthly payments automatically will become due and payable quarterly in advance, rather than monthly. (All monies paid to Landlord under the preceding sentence may be commingled with other monies of Landlord and will not bear interest; if Tenant breaches any provision of this Lease, then any balance remaining from such funds may, at Landlord’s election, be applied to the payment of any monetary default of Tenant.)

4.7 SECURITY DEPOSIT/LETTER OF CREDIT. Under the Prior Lease, Tenant provided Landlord with an irrevocable and transferable standby letter of credit (the “Original Letter of Credit”). As a condition to the effectiveness of this Lease, Tenant shall provide Landlord an amendment to the letter of credit (as so amended, the “Amended Letter of Credit”) in the amount of $4,182,000.00 (the “Security Deposit”). The Amended Letter of Credit shall be issued in accordance with the rules of ISP98 (or such other commonly accepted rules governing standbys reasonably acceptable to Landlord) in a form and issued by a financial institution reasonably acceptable to Landlord, which Amended Letter of Credit must automatically extend for minimum one-year periods unless, at least 60 days prior to expiration, Landlord receives written notice from the issuer of the Amended Letter of Credit that the Amended Letter of Credit will not be extended for at least a one-year period (a “Non-Renewal Notice”). Landlord may draw the Amended Letter of Credit in part or in full in the event of any uncured default by Tenant or to pay for any Tenant obligations under this Lease or in the event Landlord receives a Non-Renewal Notice. To the extent Landlord draws more funds on the Amended Letter of Credit than can be applied to obligations then due or payable to Landlord, the excess will be held by Landlord as a cash Security Deposit subject to the terms and conditions of this Section 4.7. Within 10 business days after Landlord’s request, and at Landlord’s sole cost, Tenant shall cause the Amended Letter of Credit to be re-issued or transferred to any buyer or lender of Landlord or to be replaced if it is lost, mutilated, stolen, or destroyed (provided that in the case of a loss, mutilation, theft, or destruction, Landlord may be required as a condition of such replacement to sign the standard “lost instrument affidavit and indemnity” or similar agreement on the issuing bank’s standard form as a condition to replacement). Tenant shall ensure that, on December 1 (the “Adjustment Date”) of both 2014 and 2017 (and each third anniversary of the Adjustment Date occurring thereafter throughout the Term (as it may be extended)), the sum of the unexpended portion of the Security Deposit plus the balance of the Letter of Credit equals nine times the then applicable Monthly Rental.

(a) Application of Security Deposit/Letter of Credit. Tenant hereby grants to Landlord a security interest in the Security Deposit, including, but not limited to, replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (a) to remedy any default by Tenant, including Tenant’s failure to pay Monthly Rental or Additional Rental or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (b) to repair damage to the Premises caused or permitted to occur by Tenant or Tenant’s Invitee after all applicable notice and cure periods have elapsed; (c) to clean, restore and repair the Premises following surrender to Landlord if not surrendered in the condition required pursuant to the provisions of this Lease, and (d) to remedy any other default of Tenant to the extent permitted by law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Premises, after the expiration of any applicable notice and cure periods. Tenant hereby waives all rights and restrictions contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or Amended Letter of Credit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon receipt of written demand therefor, an amount in cash sufficient to fully restore the cash Security Deposit or within ten (10) business days after demand shall increase the face value of the Amended Letter of Credit, as the case may be. If such Security Deposit shall be posted in cash, it shall be held by Landlord in a separate interest-bearing account, and the interest earned thereon shall be paid annually to Tenant. If Landlord transfers the Premises during the Term, Landlord shall transfer the Security Deposit to any subsequent owner, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of thirty (30) days following a surrender of the Premises by Tenant to Landlord within which to inspect the Premises, determine the expected costs to make required restorations and repairs, receive, and prepare an accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

(b) Minimum Cash Reserve Requirement. In the event that at any time during the Term, the amount of Tenant’s cash and readily marketable investments that Tenant has available (“Cash Reserve”) totals less than Fifty Million Dollars ($50,000,000), then Tenant shall increase the security for this Lease by an amount equal to Five Million Dollars ($5,000,000), as adjusted concurrent with and in proportion to the annual increases in Monthly Rental (the “Additional Security”), by either (i) posting an additional cash Security Deposit, or (ii) causing an additional letter of credit to be issued, or (iii) increasing the face amount of the existing Amended Letter of Credit, Cash Reserve excludes cash balances required to be maintained under any debt agreements, including but not limited to debt service reserve funds, sinking funds, principal and interest funds, and other debt related funds that are required to be maintained as part of a debt obligation. In the event that Tenant’s Cash Reserve later increases above Fifty Million Dollars and remains at or above that level for eight consecutive calendar quarters, or if Tenant’s Cash Reserve at any time increases above Seventy-Five Million Dollars ($75,000,000), provided that Tenant is not in default under this Lease, any additional cash Security Deposit will be returned and any additional letter of credit will be cancelled, or any increase in the original Letter of Credit will be reduced, and Landlord agrees to sign any documents or perform any acts necessary to cause the foregoing to occur (but Tenant’s right to the return of the additional amount after exceeding the applicable minimum Cash Reserve does not affect the Landlord’s subsequent right to require the additional security if Tenant’s Cash Reserve again falls below such minimum). From time to time during the Lease Term, but no more often than quarterly, Landlord will be permitted to receive from Tenant reasonable evidence of Tenant’s Cash Reserve, including statements as to the Cash Reserve certified by Tenant’s CEO and CFO on behalf of Tenant and acting in their corporate capacity, which Tenant will provide to Landlord within ten (10) business days after request.

ARTICLE 5

TAXES

5.1 REAL PROPERTY TAXES.

(a) As used in this Lease, the term “Taxes” shall include any form of real property tax, assessment (special or otherwise), license fee, license tax, use tax, or any other levy, charge, expense or imposition imposed by any federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district on any interest of Landlord or Tenant (including any legal or equitable interest of Landlord or its mortgagee, if any) pertaining to Property. The term “Taxes” shall not include Landlord’s general income, inheritance, estate or gift taxes, or any tax or assessment levied on rents (other than Landlord’s gross receipts fee/tax if Landlord owns no other assets than those relating to the Property or Adjacent parcel) or any permit fees, exactions (for example, school fee or fire district fee required as a condition to development of the Adjacent Parcel), or development fees or similar costs required solely as a condition to the development of the Adjacent Parcel or expansion of the Property.

(b) Tenant shall have the right to contest with the applicable taxing authority, in good faith, any Taxes, provided that Landlord’s interests are protected. In the event Landlord receives any refund of Taxes, Landlord shall promptly notify Tenant thereof. Landlord shall refund such amount to the extent the refund is on account of Taxes paid by Tenant.

5.2 OTHER TAXES. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, trade fixtures, leasehold improvements to the extent assessed separately from Taxes on the Property, and other personal property on the Premises. No taxes, assessments, fees or charges referred to in this Section 5.2 shall be considered Taxes under the provisions of Section 5.1.

ARTICLE 6

UTILITIES AND SERVICES

6.1 SERVICES. Landlord shall use commercially reasonable efforts to furnish, or cause to be furnished, all utility connections to the Premises in such amounts and capacity as are furnished on the Commencement Date. Tenant shall arrange for and pay the cost of all utilities and services (including any connection charges and taxes thereon) furnished to the Premises or otherwise used by Tenant, including electricity, water, sewer, gas, telephone, communication services, trash collection, and janitorial services. Landlord may furnish to the Premises any of the utilities and services set forth in the preceding sentence, in which case Tenant shall reimburse Landlord for Landlord’s cost of furnishing such utilities and services. In no event shall Tenant be responsible for the payment of any utility costs attributable to any development work performed by Landlord, specifically including the construction of the Adjacent Parcel, including any modifications to the existing utility services provided to the Property for such new construction. Landlord may not be held liable for failure to furnish any utilities or services to the Premises unless the failure results from Landlord’s gross negligence or willful misconduct (as addressed in Section 6.3 below). If Landlord constructs new or additional utility facilities, including wiring, plumbing, conduits, or mains, at the request of Tenant or due to any changed or increased utility requirements generated by Tenant, Tenant shall promptly pay to Landlord the total cost of such items on demand. The discontinuance of any utilities or services, including Landlord’s discontinuance or failure to provide any of the utilities or services furnished by Landlord to the Premises, shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including Tenant’s obligation to pay rent (except as specifically provided in Section 6.3 below). The Common Area shall remain separately metered from the Premises, at Landlord’s cost, so that Tenant’s Premises utility charges do not include the Common Areas.

6.2 PAYMENT OF UTILITIES. Tenant agrees to pay directly to the appropriate utility company all charges for utility services supplied to Tenant or the Premises. If Tenant fails to pay when due any charges referred to in this Article 6, Landlord may pay the charge and Tenant shall reimburse Landlord, as Additional Rental, for any amount so paid by Landlord within ten (10) days after Tenant’s receipt of written demand therefor.

6.3 INTERRUPTION OF SERVICE. Notwithstanding the foregoing provisions, in the event that any of the sanitary, electrical, heating, air conditioning, water, elevator, life safety or other essential systems serving the Premises (collectively, the “Essential Services”) are not supplied to the Premises (i) solely due to Landlord’s (or its agents, employees, licensee’s or contractor’s) gross negligence or (ii) in connection with construction on the Adjacent Parcel or in connection with the construction of the Other Building or new development of buildings on the Property (an “Abatement Event”), and such inability materially impairs Tenant’s ability to carry on its business in the Premises for a period of five (5) consecutive business days, the Monthly Rent and Additional Rent shall be abated commencing with the sixth (6th) business day of such material interference with Tenant’s business, based upon the extent to which such inability to supply Essential Services materially impairs Tenant’s ability to carry on its business in the Premises. Such abatement shall continue until the Essential Services have been restored to such extent that the lack of any remaining services no longer materially impairs Tenant’s ability to carry on its business in the Premises.

ARTICLE 7

TENANT’S CONDUCT OF BUSINESS

7.1 PERMITTED USE. Tenant may use the Premises only for general office, laboratory and research and development (and including any other uses that Tenant is currently engaged in on the Premises as of the Commencement Date), but only to the extent such use is in accordance with the Operations Plan and all Applicable Laws. “Operations Plan” means a plan substantially the same as the Hazardous Materials Business Plan (submitted by the Tenant to the San Diego County, Department of Environmental Health – Hazardous Materials Division) and the Hazardous Materials Summary reports (submitted by the tenant to San Diego Fire Department) regarding Tenant’s use of material quantities of Hazardous Materials in or about the Premises. Tenant has provided the initial Operations Plan to Landlord. If, at any time during the Term, Tenant desires to materially modify the Operations Plan, Tenant must first obtain Landlord’s written approval (which approval may not unreasonably be withheld or delayed).

7.2 SIGNS. Tenant shall not affix upon the Premises any sign, advertising placard, name, insignia, trademark, descriptive material or other like item (collectively, “Signage”) without Landlord’s prior written approval, which approval shall not be unreasonably withheld. Tenant shall have the exclusive right to maintain all existing signage located on the monument sign and the Rear Building, and, subject to the previous sentence, to affix any additional items reasonably approved by Landlord on the Rear Building, at its sole cost and expense in accordance with all Applicable Laws (as defined in Section 7.4 of this Lease), and shall maintain such items in good condition and repair during the Term; but, in no event shall Tenant be permitted to affix upon the Rear Building any third party Signage, other than business identification Signage of subtenants (provided such Signage rights are reasonably approved by Landlord in accordance with Article 10) and Permitted Assignees who occupy material portions of the Premises. Landlord hereby approves of all Signage existing as of the Commencement Date including Tenant’s current Signage and the signage for Tenant’s subtenant, Aragon Pharmaceuticals. Before the Expiration Date or earlier termination of this Lease, Tenant shall remove all signage relating to it or any Tenant Invitee and repair any damaged caused by such removal.

Notwithstanding anything in the Lease to the contrary, Tenant’s position on the monument sign shall be the second position at the top right or such other second position on such signage (and Landlord, at Landlord’s sole cost and expense, shall have the right, at any time after the date hereof, to modify the existing monument and relocate Tenant’s name on such monument sign to the second position thereon), and Tenant shall have the right to grant two (2) additional spaces on the monument sign to Tenant’s subtenants pursuant to the terms and conditions of this Section 7.2. Tenant acknowledges and agrees that the first position on such monument sign (the top left position) has been granted to a tenant of the Project. Tenant further acknowledges and agrees that Landlord has currently allocated one (1) space on the monument sign to Southwest Value Partners, a tenant of the Front Building (in addition to the tenant on the first position noted above). Landlord acknowledges and agrees that in the event Tenant consummates a sublease for space in the Rear Building in excess of the space leased by Southwest Value Partners and if Tenant desires to grant signage on the monument to such subtenant, then Landlord, upon receipt of a fully executed sublease providing for such monument signage right to such subtenant, will remove the sign of Southwest Value Partners and place Tenant’s subtenant’s name sign on such monument sign (in place of the sign that was removed by Landlord).

7.3 PARKING. Landlord shall maintain the parking areas in good condition and repair during the Term or any Renewal Term. Tenant is entitled to 2.5 parking spaces per 1,000 useable square feet of the Premises, as the Premises are modified from time to time, including Tenant’s Pro Rata Share of visitors and handicap spaces (“Tenant’s Parking Spaces”). Included in Tenant’s Parking Spaces are all of the subterranean parking spaces in the garage under the Rear Building, with the balance of such spaces being outdoor surface parking. Until the Expiration Date or earlier termination of this Lease, including any Renewal Terms, at no additional fee or rent, Tenant and Tenant’s Invitees are entitled to use Tenant’s Parking Spaces within the common parking area at the Project, some or all of which may be assigned by Landlord to Tenant. Neither Tenant nor Tenant’s Invitees may use: (a) the subterranean parking spaces in the garage under the Front Building; or (b) any other parking area within the Project, except for Tenant’s Parking Spaces and the driveways leading to them. Landlord may charge tenants of the Project for parking on the Project and may otherwise regulate parking in common parking facilities (but Tenant and Tenant’s Invitees will be entitled to free parking as to Tenant’s Parking Spaces).

7.4 COMPLIANCE WITH LAWS. For purposes of this Lease, the term “Applicable Laws” includes all federal, state, county, city or government agency laws, statutes, ordinances, standards, rules, codes, legal requirements or orders now in force or hereafter enacted, promulgated or issued, including, without limitation, insurance requirements and government measures regulating or enforcing public access, occupational, health or safety standards for employers, employees, landlords or tenants which are applicable to the Premises or Project, as well as all private and public covenants, conditions and restrictions burdening, governing or recorded against any aspect of the Property or the Adjacent Parcel (“CC&Rs”) (provided Landlord will not vote for or propose any new CC&Rs which would unreasonably impact Tenant’s use and enjoyment of the Premises or its rights and benefits under this Lease), including the Site Development Permit applicable to the Property and Adjacent Parcel and the Covenants, Conditions, and Restrictions of the El Camino Real Association, Covenant and Environmental Restriction on Property entered into as of April 1, 2003, among Tenant, Science Park Center, LLC, and the Solana Beach School District, and the rules and regulations promulgated under each of the foregoing.

(a) Tenant shall use the Premises in compliance with all Applicable Laws.

(b) Tenant shall, at Tenant’s sole cost and expense, after receipt of written demand from the applicable governmental or legal authorities having jurisdiction over the Premises, perform (or cause to be performed) all structural and non-structural repairs, replacements, alterations and improvements to the Premises, necessary to comply with all Applicable Laws to the extent that such compliance was triggered by (A) Tenant’s particular use of the Premises (as opposed to office and lab use generally) or the change of Tenant’s use or increase in the intensity of such use, (B) the acts or omissions of Tenant or Tenant’s Invitees, and/or (C) Alterations (as defined below) made to the Premises by or on behalf of Tenant after the Commencement Date. In the event Tenant fails to perform the legal requirements as required by this Section 7.4(b) within a reasonable period of time after its receipt of notice, Landlord may, at its election, perform or cause to be performed any of the foregoing at Tenant’s expense.

(c) Except to the extent of Tenant’s responsibility pursuant to Section 7.4(b), Landlord shall, at Landlord’s sole cost and expense (but includable in Operating Expenses except to the extent expressly prohibited in this Lease), promptly make all structural repairs, replacements, alterations and improvements to the Property needed to comply with all Applicable Laws, subject to inclusion in Operating Expenses to the extent permitted hereunder; provided that any requirements which are triggered due to Landlord’s development activities on the Adjacent Parcel (or any new development activities on the Property) shall not be included in Operating Expenses or payable by Tenant.

(d) This Section 7.4 shall not apply to any compliance issues relating to “Hazardous Materials” or “Hazardous Materials Laws” (as each term is defined in Section 20.19 below); the allocation of responsibility for which is set forth in Section 20.19 of this Lease.

7.5 AMPHITHEATRE USE. Scheduling of use of the Amphitheatre will be managed by Landlord’s property manager in accordance with reasonable rules and regulations, on a first-come, first-served reservation basis, with time and availability of use equitably allocated among the tenants of the Project in proportion with their respective Pro Rata Shares. Landlord and Tenant acknowledge that the location of the Amphitheatre is such that noise originating from the Amphitheatre is easily heard inside the Premises. Consequently, before scheduling use of the Amphitheatre for a period during normal business hours for use by a tenant other than Tenant, which use is expected to generate excessive noise, Landlord shall first obtain Tenant’s consent to such use and scheduling.

7.6 PROJECT RULES AND REGULATIONS. Tenant and Tenant’s Invitees shall comply with the rules and regulations of the Project attached as Exhibit C-1 and such other reasonable rules and regulations adopted by Landlord from time to time; provided that no such rules and regulations shall materially adversely affect Tenant’s use of the Premises or materially alter Tenant’s rights under this Lease.

ARTICLE 8

MAINTENANCE, REPAIRS AND ALTERATIONS

8.1 MAINTENANCE OBLIGATIONS. At Landlord’s expense (but includable in Operating Expenses except to the extent expressly prohibited in this Lease), Landlord shall repair and maintain the roof, exterior walls and structural portions of the Premises, all aspects of the Common Areas, and shall replace major components or the entirety of (A) the elevators, (B) the central plant, (C) exterior air handlers and other exterior HVAC elements, and (D) all Building Systems serving the Premises. All of such maintenance and replacement obligations will be performed in a manner consistent with a first class lab and office space. In all other regards, Tenant shall keep, maintain and preserve the Premises in first class condition and repair and shall, at Tenant’s sole cost and expense, promptly make all non-structural repairs and maintenance to the Premises and every part thereof and perform and pay for the operation, maintenance and repair of fixtures and the elevators, central plant, exterior air handlers and other HVAC elements and all Building Systems serving the Premises. Tenant shall at its sole cost (i) maintain and repair, and repaint, all in first class condition, all aspects and portions of the Premises other than those for which Landlord is responsible under this Section 8.1, (ii) arrange for the removal of trash from the Premises, (iii) maintain service agreements reasonably satisfactory to Landlord relative to maintenance and repair of the security systems within the Premises, and of the HVAC and life safety systems serving the Premises, (vi) maintain janitorial and pest control service agreements with respect to the Premises, reasonably acceptable to Landlord (which contracts must at least include semi-annual floor waxing and annual carpet cleaning and annual grill cleaning); and (vii) maintain maintenance and repair logs with respect to all aspects of the Premises for which Tenant is conducting maintenance or repair, and make the logs available to Landlord for its review. Upon request, Tenant shall provide Landlord with current copies of all maintenance, service and cleaning contracts throughout the Term. Tenant will promptly notify Landlord if any items which Tenant is responsible for maintaining is in need of replacement or if any of the major components of such items are in need for replacement so that Landlord can perform such replacements as required by this Lease.

Tenant shall have no obligation under this Section 8.1 with respect to Hazardous Materials or Hazardous Materials Laws; Tenant’s obligations with regard to Hazardous Materials and Hazardous Materials Laws are set forth in Section 20.19 of this Lease.

8.2 LANDLORD’S RIGHT TO PERFORM. Landlord shall have the right to perform any obligation of Tenant under this Lease should Tenant fail to commence performance within fifteen (15) days after receipt of written demand therefor (except in the event of threat to the health and safety of any person in the Premises, in which event Tenant fails to commence performance within five (5) business days after receipt of written demand therefor, or such shorter period of time as may be appropriate under the circumstances) or, after commencing same, fail to diligently pursue such repairs to completion within thirty (30) days after receipt of written demand therefor. If, in accordance with this paragraph, Landlord performs any obligation for which Tenant is responsible pursuant to the terms of this Lease, Tenant shall pay the reasonable cost of such performance to Landlord with interest at the Interest Rate from the date of such expenditure by Landlord as Additional Rental, promptly upon receipt of a bill from Landlord for same.

8.3 TENANT’S RIGHT TO PERFORM. Tenant shall have the right to perform any work that Tenant reasonably deems necessary in connection with the Premises should Landlord fail to perform its obligations under this Lease within fifteen (15) days after receipt of written demand therefor (except in the event of threat to the health and safety of any person in the Premises, in which event Landlord fails to commence such repairs within five (5) days after receipt of written demand therefor, or such shorter period of time as may be appropriate under the circumstances) or, after commencing same, fail to diligently pursue such repairs to completion. If, in accordance with this paragraph, Tenant makes any repairs that Landlord is obligated to make pursuant to the terms of this Lease, Landlord shall pay the cost of such repairs to Tenant with interest at the Interest Rate from the date of such expenditure by Tenant promptly upon receipt of a bill from Tenant for same.

8.4 ALTERATIONS. Without first obtaining the written consent of Landlord, Tenant shall not make or cause to be made to the Premises any addition, renovation, alteration, reconstruction or change (collectively, “Alterations”) (a) involving structural changes or additions, (b) affecting the exteriors of any building, or (c) cost more than $40,000 individually or, when added to all prior Alterations for the preceding 12 months, cost more than $100,000. If Landlord’s consent is required, then Tenant shall submit to Landlord detailed plans and specifications for all proposed Alterations when requesting Landlord’s consent of such proposed Alterations. Tenant shall comply with all conditions which may be reasonably imposed by Landlord, including but not limited to Landlord’s reasonable approval of all contractors or construction techniques (but Landlord may not unreasonably impose such restrictions) and, if the estimated cost of the design and construction of the alterations exceeds $500,000, the establishment of security for payment of such amounts, and Tenant shall reimburse Landlord for architectural, engineering, or other consulting costs which reasonably may be incurred by Landlord in determining whether to approve any such Alterations. Tenant shall, before commencing any Alterations, at Tenant’s sole cost, (i) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant’s sole cost, in a prompt and expeditious manner), (ii) if the cost of the Alteration exceeds $500,000, obtain and deliver to Landlord (unless this condition is waived in writing by Landlord) a lien and completion bond in an amount equal to 125% of the estimated cost of the proposed Alterations, to insure Landlord against any liability for mechanics’ liens and to ensure completion of the work, (iii) obtain (and deliver to Landlord proof of) reasonably adequate insurance, including workers compensation insurance, with respect to the individuals and entities installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant; but Tenant shall only be obligated to remove or restore Alterations made to the Premises by Tenant if either Landlord did not receive a request from Tenant for consent to the Alterations (and notifies Tenant prior to the expiration of this Lease that such removal will be required if

Landlord was aware of the Alteration before such expiration date) or Landlord, at the time Landlord grants its consent therefor, states in writing that they must be removed or restored upon expiration or earlier termination of this Lease. Tenant may, at its option, remove or restore any Alterations that Tenant is required or permitted to remove or restore at any time on or before the expiration or earlier termination of this Lease. Tenant shall notify Landlord of the commencement date for all construction at least five (5) days prior to constructing any Alterations in order to allow Landlord an opportunity to post a notice on non-responsibility.

8.5 NO LIENS BY TENANT. Tenant shall, at all times during the Term or Tenant’s occupancy of the Premises after the expiration or earlier termination of the Term, keep the Premises free from any liens arising out of any work performed or materials furnished by or for Tenant.

ARTICLE 9

EMINENT DOMAIN

9.1 TAKING. The term “Taking,” as used in this Article 9, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

9.2 TOTAL TAKING. In the event of a Taking of the entire Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after the date of such termination, but Monthly Rental and Additional Rental for the last month of Tenant’s occupancy shall be prorated and Landlord shall refund to Tenant any Monthly Rental and Additional Rental paid in advance.

9.3 PARTIAL TAKING.

(a) Tenant’s Right to Terminate. Tenant shall have the option to terminate this Lease upon giving notice in writing of such election to Landlord within sixty (60) days after Tenant’s receipt of written notice that a portion of the Premises has been or shall be so taken if, (a) there is a Taking of more than twenty-five percent (25%) of the rentable square feet of the Premises and Tenant reasonably determines that such Taking will have a material adverse impact upon Tenant’s business, or (b) because of the laws then in force, the Premises may not be used for the same use being made before such Taking, whether or not restored. This Lease shall terminate effective as of the date Tenant is required to vacate the portion of the Premises taken. Notwithstanding anything to the contrary in this paragraph, if within 20 days after Landlord’s receipt of the Tenant’s termination notice under this paragraph, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and such work will be completed within six (6) months after the date of such taking, and further provided that Landlord commences the restoration promptly after Landlord so notifies Tenant and completes the required work within such six (6) month period, then all obligations of Tenant under this Lease remain in effect, except that Monthly Rental and all Additional Rent will be abated or reduced during the period from the date of condemnation until the completion of such restoration by the ratio of (A) the area of the Premises taken to (B) the area of the Premises immediately before the Date of Condemnation, or if the remainder of the Premises is not usable by Tenant for its intended purposes hereunder, then rent shall be entirely abated.

(b) Landlord’s Right to Terminate. Landlord shall have the option to terminate this Lease upon giving notice in writing of such election to Tenant within sixty (60) days after Landlord’s receipt of written notice that a portion of the Premises has been or shall be so taken if, (a) there is a Taking of more than twenty-five percent (25%) of the rentable square feet of the Premises, or (b) because of the laws then in force, the Premises may not be used for the same use being made before such Taking, whether or not restored. This Lease shall terminate effective as of the date Tenant is required to vacate the portion of the Premises taken.

(c) Landlord and Tenant waive the provisions of any statute (including California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the applicable court to terminate this Lease in the event of a partial taking of the Premises.

9.4 AWARD. The entire award or compensation in any such condemnation proceeding, whether for a total or partial Taking, or for diminution in the value of the leasehold or for the fee, shall belong to and be the property of Landlord; and, in any event, the holder of any mortgage or deed of trust encumbering the Premises shall have a first priority to the extent of the unpaid balance of principal and interest on its loan. Without derogating the rights of Landlord or said lender under the preceding sentence, Tenant shall be entitled to recover from the condemning authority such compensation as may be separately awarded by the condemning authority to Tenant or recoverable from the condemning authority by Tenant in its own right for the taking of trade fixtures, equipment and other personal property owned by Tenant and for the expense of removing and relocating its business, for loss of goodwill and for other damages to its business.

9.5 CONTINUATION OF LEASE. In the event of a partial Taking, if neither Landlord nor Tenant elects to terminate this Lease as provided above (or has no right to so terminate), Landlord agrees, at Landlord’s cost and expense (to the extent of condemnation proceeds actually received) as soon as reasonably possible after the Taking, to restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to the Taking (and usable by Tenant for the same purposes and to the same extent used prior to the taking), provided that in no event shall Landlord be required to restore Tenant’s personal property, trade fixtures or equipment or any Alterations made by Tenant and, thereafter, Monthly Rental and Additional Rent shall be reduced based on the square footage of the interior portion of any building taken as compared to the portion remaining. In the event of a Taking of all or a portion of the parking area and Landlord is unable to promptly provide Tenant with suitable replacement of Tenant’s Parking Spaces, Monthly Rental shall be reduced on an equitable basis, taking into account the relative value of the parking spaces taken unless Landlord provides reasonable on-site alternative, or reasonable proximate (with shuttle service) parking arrangements.

ARTICLE 10

ASSIGNMENT AND SUBLETTING

10.1 LANDLORD’S CONSENT REQUIRED. Tenant shall not assign, sublet, pledge, encumber, license or hypothecate all or any part of this Lease or Tenant’s interest in the Premises (provided the foregoing shall apply to Tenant’s leasehold interest only and not to equipment loans, drug licensing or other encumbrances or arrangements not attaching to the interest in the leasehold estate) or permit the assignment, disposition, transfer, acquisition, or issuance of direct or indirect ownership interests (whether stock, partnership or otherwise) in Tenant, to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related transactions, which results in such person, entity, or group holding (or assigning, transferring, disposing of, or selling) 50% or more of the aggregate ownership interests in Tenant outstanding immediately prior to such transaction or series of related transactions (collectively, “Assignment” or “Assign”) without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord’s disapproval of a proposed Assignment is deemed reasonable if the proposed Assignment, in Landlord’s reasonable determination, could jeopardize Landlord’s (or any of its owner’s) tax status (whether as a REIT, ERISA plan, or otherwise). Notwithstanding the foregoing, the parties acknowledge that Tenant is a publicly traded company and the sale of stock in Tenant which occurs over a public or private stock exchange is not within Tenant’s control and Landlord will not have any consent rights with respect to any such transfers or sale of stock. Notwithstanding any other provision of this Lease, Tenant may, upon written notice to Landlord, but without obtaining Landlord’s consent, without constituting a default under this Lease, (a) assign this Lease or all or any portion of the Premises to (i) any parent or subsidiary entity of Tenant, (ii) any person or entity that acquires all or substantially all of Tenant’s assets or all or any portion of the capital stock or other ownership interest in Tenant, (iii) any entity with which Tenant merges or is consolidated, regardless of whether Tenant is the surviving entity, or (iv) any person or entity that acquires all or substantially all of the business or assets operated or located on the Premises; or (b) cause a sale or transfer of all or any portion of the capital stock or other ownership interests in Tenant (each successor entity, assignee, purchaser or subtenant in (a) or (b) being referred to herein as a “Permitted Assignee”) provided that effective no later than the assignment to the Permitted Assignee (if a full assignment rather than a mere sublease and not in the case where the Permitted Assignee is, by operation of law, the successor to Tenant), the original Tenant under this Lease execute a guaranty of all tenant obligations under this Lease substantially in the form of the attached Exhibit E. In addition, an Assignment shall not include, and Landlord’s consent shall not be required for, any sale or other transfer of Tenant’s capital stock (or other ownership interest if Tenant is not a corporation) including, but not limited to, any sale or transfer by an existing shareholder. Notwithstanding anything to the contrary in this Lease, Landlord hereby (a) consents to the subleases at the Premises existing as of the Commencement Date (the “Permitted Subleases”), and (b) agrees that the subtenants under such Permitted Subleases (Aragon Pharmaceuticals and Hamari Chemicals USA, Inc.) are deemed Permitted Assignees under this Lease.

10.2 PROCEDURES. Should Tenant desire to enter into an Assignment for which Landlord’s consent is required, Tenant shall request, in writing, Landlord’s consent to the proposed Assignment at least fifteen (15) days before the intended effective date of the proposed Assignment, which request shall include the following: (a) a copy of the proposed Assignment agreement, (b) reasonable evidence of the financial condition, operating history and management of the Assignee, and the Assignee’s intended use for the Premises (including its proposed Operations Plan), and (c) any information relevant to the proposed Assignment that Landlord may reasonably request. Within ten (10) business days after receipt of Tenant’s request for consent to the proposed Assignment together with all of the above-required information (including any follow-up information reasonably requested by Landlord), Landlord shall respond in writing by either: (i) consenting to the proposed Assignment; or (ii) refusing to consent to the proposed Assignment and citing the specific reason(s) for such refusal. If Landlord fails to respond within such 10-business day period, Tenant may give Landlord a notice that expressly states the following in all capital letters: “URGENT NOTICE TO LANDLORD. IF YOU FAIL TO DISAPPROVE OF THE REQUESTED ASSIGNMENT DESCRIBED BELOW WITHIN THREE BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, YOUR FAILURE WILL BE DEEMED CONSENT TO THE DESCRIBED ASSIGNMENT.” Landlord’s failure to respond within such 3-business day period to Tenant’s second request for the proposed Assignment shall be deemed Landlord’s consent thereto. Landlord will not be liable in damages to Tenant or to any proposed subtenant, assignee or other transferee if such consent is adjudicated to have been unreasonably withheld, in which case Tenant’s sole remedies are (i) to have the proposed Transfer declared valid as if Landlord’s consent had been given (in which case Tenant will be entitled to reasonable attorney’s fees if Tenant is the prevailing party in such litigation) and Landlord agrees and consents to such relief being obtainable via ex parte application or (ii) monetary damages if Tenant establishes that Landlord’s consent was withheld in bad faith. Tenant irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent and other amounts from any

Assignment, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and other amounts and apply them toward Tenant’s obligations under this Lease; except that, unless and until Tenant receives notice from Landlord to the contrary, Tenant may collect such rent and other amounts. Tenant shall promptly reimburse Landlord for Landlord’s reasonable costs of reviewing, consenting to, rejecting or consummating any proposed Transfer, including reasonable attorneys’ fees. Tenant shall promptly pay to Landlord one-half of all rents and other consideration, of whatever nature, payable by the proposed transferee (or receivable by Tenant) pursuant to any Assignment (net of Tenant’s out-of-pocket leasing commission, legal fees, marketing costs, improvement costs and any similar cost items incurred in connection with the Assignment), that exceeds (1) if a sublease of a portion of the Premises, the portion of the Monthly Rental and Additional Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (2) if any other Assignment, the Monthly Rental and Additional Rent attributable to the Premises.

10.3 NO RELEASE/WAIVER. No Assignment, whether with or without Landlord’s consent, shall relieve Tenant from its obligations under this Lease and, as a condition to any Assignment (if a full assignment rather than a mere sublease and not in the case where the Permitted Assignee is, by operation of law, the successor to Tenant), Tenant shall execute a guaranty of all tenant obligations under this Lease in the form of the attached Exhibit E. A consent to one Assignment by Landlord shall not be deemed to be a consent to any subsequent Assignment to any other party.

10.4 FORM. Any Assignment (other than to a Permitted Assignee) shall be evidenced by an instrument in form and content reasonably satisfactory to Landlord and executed by Tenant and the assignee or sublessee, as the case may be, to evidence the Assignee’s assumption of the Lease. Any assignment to a Permitted Assignee in which the surviving entity is not Neurocrine Biosciences, Inc., will contain an express written provision by which the Permitted Assignee expressly assumes in writing all of the obligations under this Lease, and Tenant agrees to provide Landlord with reasonable evidence of such assignment and assumption.

ARTICLE 11

INSURANCE AND INDEMNITY

11.1 TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall procure, pay for and keep in full force and effect throughout the Term the following types of insurance, in at least the amounts and in the forms specified below:

(a) Commercial general liability insurance with combined single limit for bodily injury, personal injury, death and property damage liability coverage in the amount of Ten Million Dollars ($10,000,000) per occurrence. The commercial general liability limits may be met by a combination of primary and umbrella insurance policies. Such policies shall insure against personal injury, bodily injury, death and damage to property occurring on or around the Premises, or resulting from Tenant’s or Tenant’s invitee’s use or occupancy of the Premises, or resulting from Tenant’s activities in or about the Premises, which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease. All such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement set forth in Section 11.5.

(b) Worker’s compensation coverage as required by law.

(c) Business interruption insurance for a period of six months.

(d) Insurance covering all of Tenant’s Alterations, trade fixtures, equipment and other personal property from time to time in, on or about the Premises in an amount not less than their full replacement value from time to time, providing protection against any peril included within an ISO “Special Form” insurance policy.

(e) Employers Liability Coverage of at least $1,000,000.00 per occurrence.

11.2 LANDLORD’S INSURANCE.

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in an ISO “Special Form” policy (formerly known as an “all-risk” policy) insuring Landlord (and Landlord’s lender as a loss payee) against loss from physical damage to the Premises with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than twelve (12) months, together with endorsements to cover any additional work required to comply with any Applicable Laws at the time of restoration. Such fire and property damage insurance, at Landlord’s election, but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; and/or (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory or trade fixtures or any modifications, or any Alterations made or constructed by Tenant to or within the Premises after the Commencement Date. No such policy for fire and property damage insurance required to be maintained by Landlord pursuant to this paragraph shall have a deductible greater than Fifty Thousand Dollars ($50,000.00), unless approved in writing by Tenant. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain commercial general liability insurance insuring Landlord (and Landlord’s lender as an additional insured) against liability for personal injury, bodily injury, death and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Five Million Dollars ($5,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s lender may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property, provided that such limit shall in no event exceed the limit commonly carried by owners of property similarly situated and operating under similar circumstances unless as part of an Umbrella or blanket policy covering more than the Property (in which case the Property’s allocable share of the premium for such above-market limit may not exceed the premium that would be payable for a limit commonly carried by owners of property similarly situated and operating under similar circumstances). Any deductible for Landlord’s commercial general liability insurance will not be included in Operating Expenses.

(c) Landlord may insure against loss or damage to the improvements located on the Property caused by earthquake or Differences in Conditions. In the event of damage due to an earthquake, Landlord shall bear the cost of any deductible payable in connection therewith, except to the extent of Tenant’s Pro Rata Share of such deductible, amortized as a Capital Expense pursuant to the provisions of Section 4.3 above. In no event shall Tenant be responsible for any shortfall amount of such earthquake insurance proceeds.

(d) Landlord may procure pollution insurance. If such insurance is procured for a multi-year period, the costs of such coverage will be included in Operating Expenses on an amortized basis over the period of such insurance coverage (as if the cost were a Capital Expense and the useful life of such Capital Expense were the term of the coverage).

(e) Landlord may maintain any other commercially reasonable insurance which in the reasonable opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is available at commercially reasonable rates and commonly carried by owners of property similarly situated and operating under similar circumstances.

11.3 POLICY FORM. All policies of insurance required of Tenant herein shall be issued by insurance companies with general policy holder’s rating of not less than A and a financial rating of not less than Class VII, as rated in the most current available “Best’s Key Rating Guide”, and which are admitted to do business in the State of California. All such policies, except for the Worker’s Compensation coverage, shall name as additional insureds, Landlord and Landlord’s mortgagee(s), ground lessor(s), or beneficiary(ies) whose names and addresses have been provided to Tenant, The Prudential Insurance Company of America (or any of its affiliates designated by Landlord), and Landlord’s managing agent (which initially is Alexandria Real Estate Equities, Inc.). Executed copies of the policies of insurance or certificates thereof shall be delivered to Landlord upon Landlord’s request. Thereafter, executed copies of renewal policies or certificates thereof shall be delivered to Landlord prior to the expiration of the term of each policy. All policies of insurance delivered to Landlord must contain a provision that the company writing the policy will give to Landlord at least 10 days’ prior written notice of any cancellation or lapse in such insurance. All policies required of Tenant herein shall be endorsed to read that such policies are primary policies as to claims within the Premises and any insurance carried by Landlord or Landlord’s property manager shall be noncontributing with such policies.

11.4 BLANKET POLICIES. Notwithstanding anything to the contrary contained in this Article 11, Landlord or Tenant’s obligation to carry insurance may be satisfied by coverage under a so-called blanket or umbrella policy or policies of insurance if approved by the other party which approval may not unreasonably be withheld).

11.5 INDEMNITY.

(a) “Landlord” for the purposes of this Section 11.5 shall mean and include Landlord and Landlord’s successors, assigns, shareholders, members, partners, directors, employees, contractors and agents. Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord from and against any and all claims, actions, causes of action, demands, rights, damages, costs (including reasonable attorneys’ fees and court costs), liabilities, debts, obligations, judgments, remedies, benefits, losses and expenses of any kind whatsoever (collectively, “Claims”) which may now or in the future be incurred or suffered by Landlord by reason of, arising out of or connected with (i) Tenant’s or Tenant’s Invitee’s acts or omissions, (ii) any breach of this Lease by Tenant, (iii) violation of any Applicable Law caused by Tenant or any Tenant Invitee, or (iv) the death, bodily injury or property damage suffered by any third party occurring (A) within the Premises or (B) directly resulting from Tenant’s or Tenant’s Invitee’s use or occupancy of the Premises, or from Tenant’s or Tenant’s Invitee’s activities in or about the Premises. Notwithstanding any of the foregoing to the contrary, Tenant shall not be liable for, and Tenant’s indemnity under this Section 11.5(a) shall not extend to, (1) any damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the gross negligence or intentional misconduct of Landlord or (2) any punitive damages claimed by Landlord. Landlord shall reimburse Tenant for any amounts paid to Landlord by Tenant under this Section 11.5(a) to the extent Landlord receives insurance proceeds therefor. Tenant’s obligations under this Section 11.5(a) shall survive the expiration or earlier termination of this Lease.

(b) “Tenant” for the purposes of this Section 11.5(b) shall mean and include Tenant and Tenant’s successors, assigns, shareholders, members, partners, employees, contractors and agents. Landlord shall defend (with counsel reasonably acceptable to Tenant), indemnify and hold harmless Tenant from and against any and all Claims which may now or in the future be incurred or suffered by Tenant by reason of, arising out of or connected with (i) Landlord’s gross negligence or intentional misconduct, or (ii) any breach of this Lease by Landlord. Notwithstanding any of the foregoing to the contrary, Landlord shall not be liable for, and Landlord’s indemnity under this Section 11.5(b) shall not extend (1) to any damage or injury to the extent and in the proportion that the same is ultimately determined to be attributable to the negligence or intentional misconduct of Tenant or any Tenant Invitee, or (2) any punitive damages claimed by Tenant. Tenant shall reimburse Landlord for any amounts incurred by Landlord under this Section 11.5(a) to the extent Tenant receives insurance proceeds therefor. Landlord’s obligations under this Section 11.5(b) shall survive the expiration or earlier termination of this Lease.

11.6 WAIVER OF SUBROGATION. Landlord and Tenant (as applicable, the “Insuring Party”) each waives any rights it may have against the other on account of any loss or damage occasioned to the Insuring Party arising from any liability, loss, damage or injury caused by fire or other casualty to the extent insurance is carried or required to be carried by the Insuring Party pursuant to this Lease. All insurance policies obtained by Landlord and Tenant relating to the Premises (other than the liability policies) shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against the noninsuring party. The foregoing release and the foregoing requirement for waivers of subrogation shall be operative only so long as the same shall not preclude the obtaining of such insurance; provided that if either party’s insurer refuses to include the waiver of subrogation provided for above, such party must notify the other party and if such other party finds an alternate insurer who will provide such a waiver, the insurance will be purchased from the insurer willing to waive subrogation.

11.7 FAILURE BY TENANT TO MAINTAIN INSURANCE. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provisions of this Article 11, Landlord may, after notice to Tenant and a five (5) business day cure period, secure the appropriate insurance policies and Tenant shall pay, upon demand, the cost of same to Landlord along with a coordination fee in the amount of 10% of the costs of such insurance, as Additional Rental.

ARTICLE 12

DAMAGE

12.1 INSURED CASUALTY. In the case of damage by fire or other perils covered by the insurance carried or required to be carried pursuant to Article 11, provided that neither Landlord nor Tenant terminates this Lease as provided herein, Landlord shall as soon as possible commence such repair, reconstruction and restoration of the Premises and shall diligently prosecute the same to completion, but Landlord shall not be required to restore Tenant’s trade fixtures, equipment and personal property or Alterations made by Tenant after the Commencement Date (unless insurance proceeds are specifically designated for and available to restore such Alterations). Notwithstanding the foregoing, if (a) the Premises is destroyed to an extent of at least fifty percent (50%) of the then full replacement cost thereof as of the date of destruction, (b) the destruction occurs during the last year of the Term (as it may have been extended), or (c) the Premises is damaged by any peril and, because of the laws then in force, the Premises cannot be used for the same use being made thereof before such damage, then Tenant and

Landlord shall each have the right to terminate this Lease. A party may exercise this termination right by giving written notice to the other party within thirty (30) days after the date of such destruction. In addition, Landlord shall have the option to terminate this Lease in the event the Premises is damaged by any peril to such an extent that the estimated cost to restore the Premises exceeds the insurance proceeds received by Landlord by more than $250,000, which option may be exercised only by delivery to Tenant of a written notice of election to terminate before the 45th day after Landlord’s receipt of the insurance proceeds. Notwithstanding the foregoing, Tenant may, at its election (but shall not be obligated to), provide Landlord with funds to cover such shortfall, within thirty (30) days after Tenant’s receipt of Landlord’s termination notice, in which event Landlord shall complete its repair, reconstruction and restoration of the Premises pursuant to this Article and this Lease shall remain in full force and effect. If this Lease is not terminated pursuant to the provisions of this Section 12.1, then the destruction will not terminate this Lease, and all obligations of Tenant under this Lease will remain in effect, except that, to the extent rental interruption insurance proceeds are paid to Landlord (or would have been paid, but for Landlord’s breach of Section 11.2(a)), the Monthly Rental and Operating Expenses will be abated or reduced, between the date of the destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises before the destruction, or abated entirely if the remaining portion of the Premises is not sufficient for the conduct of Tenant’s business. The foregoing shall not affect Tenant’s rights set forth in Section 12.3 below.

12.2 UNINSURED CASUALTY. If the Premises is damaged as a result of any casualty not covered by the insurance carried or required to be carried pursuant to Article 11, then, at Landlord’s option, either (a) within thirty (30) days following the date of such damage, Landlord may elect to, and shall as soon as possible after such election, commence repair, reconstruction or restoration of the Premises and diligently prosecute the same to completion or, (b) Landlord may elect within said thirty (30) days not to so repair, reconstruct or restore the damaged property, in which event this Lease shall cease and terminate upon the expiration of such thirty (30)-day period, unless Tenant agrees within fifteen (15) days after such election to pay the cost of the repair, reconstruction or restoration and provides Landlord with security for such payment, in which event Landlord shall be deemed to have elected the option in subpart (a) in this Section 12.2. If this Lease is not terminated pursuant to the provisions of this Section 12.2, then the destruction will not terminate this Lease, and all obligations of Tenant under this Lease will remain in effect, except that, to the extent rental interruption insurance proceeds are paid to Landlord (or would have been paid, but for Landlord’s breach of Section 11.2(a)), the Monthly Rental and Operating Expenses will be abated or reduced, between the date of the destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises before the destruction, or abated entirely if the remaining portion of the Premises is not sufficient for the conduct of Tenant’s business. The foregoing shall not affect Tenant’s rights set forth in Section 12.3 below.

12.3 LANDLORD’S FAILURE TO COMPLETE. If Landlord either elects or is required to repair, reconstruct or restore the Premises pursuant to this Article 12, and Landlord fails to complete such repair, reconstruction or restoration of the Premises on or before the date (the “Outside Repair Date”) that is earlier of (a) 12 months after the date Landlord receives all required permits with respect to such repairs, or (b) 18 months after the date of the damage, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days thereafter.

12.4 DAMAGE PROVISION CONTROLS. If Landlord restores the Premises as provided above, then Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises.

ARTICLE 13

DEFAULTS BY TENANT

13.1 EVENTS OF DEFAULT. Should Tenant at any time:

(a) fail to make any payment of Monthly Rental pursuant to this Lease for a period of three (3) business days after receipt of written notice from Landlord to Tenant regarding the delinquent payment (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

(b) fail to make any monthly payment of Operating Expenses payable by Tenant pursuant to this Lease (where Landlord has notified Tenant in writing of the amount of monthly payment) for a period of three business days after receipt of written notice from Landlord to Tenant regarding the delinquent payment (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

(c) fail to make any payment of any other charge payable by Tenant pursuant to this Lease (or to provide or increase the Security Deposit or Amended Letter of Credit) for a period of ten (10) business days after receipt of written notice from Landlord to Tenant that such payment is due (provided, however, any notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the Code of Civil Procedure of California or any similar, superseding statute), or

(d) Tenant’s default under any material debt obligation to a third-party (evidencing or resulting in a material adverse change to Tenant’s financial condition) or Tenant becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; provided that nothing in this Section 13.1(d) shall be construed to mean that a dispute between Tenant and any third party will give rise to a default under this Lease and this section is intended to apply to undisputed claims which Tenant is unable to pay due to financial distress, or

(e) Tenant’s failure to provide an estoppel or SNDA as required under this Lease within 10 business days after request from Landlord of Tenant to do so.

(f) have filed against Tenant a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law, statute, ordinance, rule or regulation relating to bankruptcy (unless, in the case of a petition filed against Tenant, same is dismissed within ninety (90) days), or

(g) institute any proceedings under the Bankruptcy Code or any similar or successor statute, code or act, or should an appointed trustee or receiver take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where possession is not restored to Tenant within thirty (30) days, or

(h) have all or substantially all of Tenant’s assets located at the Premises or Tenant’s interest in this Lease attached or judicially seized where the seizure is not discharged within ninety (90) days, or

(i) Tenant’s failure (other than a default described above in this Section 13.1) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 15 days after written notice to Tenant; provided, however, if Tenant’s failure to comply cannot reasonably be cured within 15 days, Tenant will be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 15 days and diligently pursues the cure to completion;

then the occurrence of any one (1) or more of the foregoing events (each, an “Event of Default”) constitutes a material breach of this Lease and, in addition to any or all other rights and remedies available to Landlord at law or in equity, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind to Tenant or any other person, (i) to declare the Term ended and to re-enter and take possession of the Premises and remove all persons therefrom, or (ii) to the remedy described in California Civil Code Section 1951.4 (i.e., Landlord may continue the Lease in effect after Tenant’s breach and abandonment (or Event of Default) and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations), or (iii) even though it may have continued the Lease as provided in subparagraph (ii) of this Section 13.1, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises. In any case in which Landlord shall re-enter and occupy the whole or any part of the Premises, by unlawful detainer proceedings or otherwise, Landlord, at its option, may repair, alter, subdivide or change the character of the Premises from time to time in such manner as Landlord deems best, or may relet the Premises or any part thereof and receive the rents therefor, and none of such actions shall constitute a termination of this Lease or a release of Tenant from any liability hereunder (provided that any amounts so received shall be credited against Tenant’s obligations hereunder). Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Monthly Rental, Additional Rental or other charges later accruing, by any re-entry of the Premises pursuant to subparagraph (ii) of this Section 13.1, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease.

As long as Landlord does not terminate Tenant’s right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect rent when due and enforce all the other provisions of this Lease, and (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, for a period shorter or longer than the remaining term of this Lease. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including brokers’ commissions, attorneys’ fees, advertising costs, and reasonably necessary expenses of remodeling the Premises for such reletting. If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting will be applied to the payment of amounts due from Tenant to Landlord, and then any sum remaining from the rent Landlord receives from the reletting will be held by Landlord and applied in payment of future rent as it becomes due under this Lease. Tenant will not be entitled to any excess rent received by Landlord unless and until all obligations of Tenant under this Lease, including all future obligations, are satisfied in full.

13.2 TERMINATION OF LEASE. Should Landlord elect to terminate this Lease pursuant to the provisions of subparagraphs (i) or (iii) of Section 13.1, Landlord may recover from Tenant, as damages, the following: (a) the worth at the time of award of any unpaid rent which had been earned at the time of the termination, plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of rental loss Tenant proves could have been reasonably avoided, plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, plus (d) all other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this

Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to, any costs or expenses incurred by Landlord in (i) retaking possession of the Premises, including, but not limited to, reasonable attorneys’ fees and court costs therefor, (ii) maintaining or preserving the Premises after any default, or (iii) any other costs necessary or appropriate to relet the Premises, plus (iv) at Landlord’s election, any other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in subparagraphs (a) and (b) of Section 13.2, the “worth at the time of award” is computed by allowing interest at the lesser of the Interest Rate and the maximum lawful rate. As used in subparagraph (c) of Section 13.2, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

13.3 DEFINITION OF RENTAL. For purposes of this Article 13 only, the term “rent” or “rental” shall be deemed to be Monthly Rental, Additional Rental and all other sums required to be paid by Tenant pursuant to the terms of this Lease. All sums, other than Monthly Rental, shall, for the purpose of calculating any amount due under the provisions of subparagraph (c) of Section 13.2, be computed on the basis of the average monthly amount accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute these sums before the sixty (60) month period has occurred, then these sums shall be computed on the basis of the average monthly amount accruing during the shorter period.

13.4 LANDLORD’S RIGHTS TO CURE AND ENFORCEMENT COSTS. Landlord, at any time after an Event of Default, may cure such default or breach at Tenant’s sole cost. If Landlord, by reason of Tenant’s default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid along with interest on such amount at the Interest Rate, and such amounts constitute Additional rent under this Lease. On demand, Tenant shall pay Landlord all costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant under this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees, whether or not Landlord commences any action.

ARTICLE 14

DEFAULTS BY LANDLORD

14.1 LANDLORD’S LIABILITY. If Landlord fails to perform any of its obligations contained in this Lease within thirty (30) days after written notice from Tenant (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence to cure the default within said thirty (30) days or thereafter fail to diligently prosecute such cure to completion), then Tenant’s sole and exclusive remedies are to bring an appropriate action for specific performance against Landlord or to sue Landlord for damages and Tenant may in no event offset its rent, or perform Landlord’s obligations (except in an emergency or in accordance with Section 8.3), or deduct any amounts from Tenant’s rental obligations under this Lease. All of Tenant’s rights and remedies under this Section shall be cumulative. Landlord and Tenant agree that the provisions of this Section are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

14.2 CURE BY LENDER. If any part of the Premises is at any time subject to a first mortgage or a first deed of trust or ground lease, and this Lease or the rentals due from Tenant hereunder are assigned by Landlord to a mortgagee, trustee or beneficiary or ground lessor (“Assignee” for purposes of this Article 14 only) and Tenant is given written notice of the assignment including the mailing address of Assignee, then Tenant shall also give written notice of any default by Landlord to Assignee, specifying the default in reasonable detail and affording Assignee a reasonable period of time to cure the default before Tenant exercises any remedy. If and when Assignee has made performance on behalf of Landlord, the default shall be deemed cured.

ARTICLE 15

SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATE

15.1 SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT. This Lease and Tenant’s rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises, provided that the holder of each such mortgage, deed of trust, ground lease, or underlying lease (each, a “Lender”) shall not disturb Tenant’s tenancy so long as no Event of Default occurs. The provisions of this paragraph are self-operative, and no further instrument of subordination is required. In confirmation of such subordination, however, Tenant shall, within 10 days after Landlord’s request, execute and deliver any reasonable instruments that Landlord or any Lender may request to evidence such subordination (and “SNDA”) so long as the SNDA includes customary non-disturbance protection for Tenant as included in standard or customary commercially reasonable SNDAs. At Tenant’s request, Landlord shall diligently seek an SNDA from its Lender(s). Notwithstanding the preceding provisions of this paragraph, if any Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant, then this Lease is deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease, but thereafter if such Lender or lessor succeeds to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, termination, or otherwise, then (i) such successor landlord will not be subject to any offsets or defenses which Tenant might have against Landlord prior to the succession date, (ii) such successor landlord will not be bound by any prepayment by Tenant of more than one month’s installment of rent, (iii) such successor landlord will not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, provided the same is in a commercially reasonable form which includes reasonable non-disturbance language and (vi) on such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant.

15.2 ESTOPPEL CERTIFICATE. Each party agrees, within ten (10) business days’ written prior notice by the other, to execute, acknowledge and deliver to the other, a statement in writing in such form as may be reasonably required by either party’s mortgagee or beneficiary or that is otherwise in a form reasonably requested by the requesting party or substantially conforms to the attached Exhibit G (“Certificate”). It is intended that any Certificate delivered pursuant hereto may be relied upon by the requesting party, any prospective tenant, subtenant or assignee of the Premises, any current or prospective mortgagee or beneficiary, or by any other party who may reasonably rely on such statement. At the requesting party’s option, the failure to deliver such Certificate within such time shall be conclusively presumed, and shall constitute a representation and warranty by the non-requesting party, that (a) this Lease is in full force and effect without modification, and (b) the requesting party is not in breach of any of its obligations under the Lease, and (c) Tenant has not paid rent more than 30 days in advance.

ARTICLE 16

LANDLORD’S RIGHT OF ENTRY

Provided Landlord shall strictly comply with Tenant’s reasonable and non-discriminatory corporate policies and rules and regulations, Landlord, its agents, contractors, servants and employees may only enter the interior of the Premises with a Tenant escort (if Tenant makes the escort reasonably available), after giving Tenant twenty-four (24) hours’ prior notice (oral, email, or written) and after Landlord’s good faith efforts to coordinate such entry with Tenant’s on-site management so as to minimize interference with Tenant’s business operations (except in a case of emergency in which event Landlord may enter at any time without notice to Tenant) for the following purposes only: (a) to examine the Premises to confirm Tenant’s compliance with the terms of this Lease and to serve, post, or keep posted any notices required or allowed under this Lease; (b) to perform any obligation or exercise any right or remedy of Landlord under this Lease (including, without limitation, Landlord’s obligations under Article 7 and Article 8 of this Lease); (c) to perform work necessary to comply with laws, statutes, ordinances, rules or regulations of any governmental authority or of any insurance underwriter; (d) to show the Premises to prospective and actual purchasers, investors, brokers, agents, and Lenders and to post appropriate for sale signs; (e) at any time after an Event of Default, to show the Premises to prospective tenants and to post appropriate for lease signs; (f) if Tenant does not exercise its Renewal Option(s) in the manner provided in Section 2.2 above, then Landlord shall have the right during the last year of the Term then in effect, to show the Premises to prospective tenants and post appropriate for lease signs; (g) to review Tenant’s Hazardous Materials handling, confirm chemical inventory list, and otherwise inspect the Premises for Hazardous Materials contamination or potential contamination, including an environmental audit of the Premises (the costs of which will be borne by Tenant whenever (i) they reveal any contamination, chemical or environmental irregularities in violation of Applicable Laws or the Operations Plan), (ii) they follow an Event of Default by Tenant under this Lease, or (iii) Landlord has not conducted a similar inspection/review at Tenant’s cost within the preceding 24 months), and (h) to shore the foundations, footings, and walls of the Project, and to erect scaffolding and protective barricades around and about the Project and Premises, but not so as to prevent entry to the Premises or to unreasonably interfere with Tenant’s use or business being conducted in the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises or Project if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street; provided any such acts do not unreasonably interfere with Tenant’s use of, and access to, the Premises.

The nature of Tenant’s business is such that there will be certain areas of the Premises where confidential items will be kept or experiments may be underway. In light of the foregoing, as a condition to Landlord’s entry as permitted by this Article 16, Tenant may require Landlord to sign a reasonable confidentiality agreement and may designate certain areas of the Premises as temporarily off limits due to the need to preserve the experiments being conducted, and Landlord will use good faith and diligent efforts not to disrupt any areas so designated. Regardless of whether Landlord signs a confidentiality agreement, Landlord agrees to use reasonable efforts and due diligence to maintain all information obtained by an entry in the Premises in strict confidence.

ARTICLE 17

QUIET ENJOYMENT

So long as Tenant observes and performs all of the material terms, covenants and conditions of this Lease to be observed and performed by Tenant, Tenant shall have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

Notwithstanding the foregoing, Landlord may (i) temporarily close any of the Common Area to the extent required in the opinion of Landlord’s legal counsel to prevent a dedication of any of the Common Area or the accrual of any rights to any person or to the public in and to any portion of the Common Area, (ii) close, temporarily, any of the Common Area for maintenance purposes, but only to the extent and for the duration reasonably required to perform such maintenance, (iii) designate other property outside the boundaries of the Property to become part of the Common Area and in connection therewith reconfigure the layout of the parking, access areas, and other Common Area facilities; provided there is no material increase in cost to Tenant under this Lease, (iv) close off or otherwise utilize portions of the Common Area while constructing improvements or making repairs or alterations to any portion of the Property or Adjacent Parcel, as long as Landlord uses reasonable efforts to minimize the time of closure and its impact on Tenant’s business operations, and (v) make any changes to the Common Area, or any part of the Property, including changes to improvements, the addition of new buildings or other improvements, or changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic (as long as such activities do not materially and adversely affect Tenant’s use of the Premises). Landlord shall mitigate the consequences of any closure or reduction of parking areas at Landlord’s expense so that Tenant has reasonable on-site or reasonable proximate off-site (with shuttle service) parking arrangements during such closure or reduction (not less than the amount of Tenant’s Parking Spaces set forth in Section 7.3 above). Tenant acknowledges and agrees that Landlord may develop areas within the Property and Adjacent Parcel with new and additional buildings and other improvements and that the consequence of such development will likely include inconvenience and disturbance to Tenant and Tenant’s Invitees, including those resulting from noise, dust, traffic, delays, etc.; provided Landlord will use good faith and reasonable efforts to minimize any interference with Tenant’s business operations. Tenant agrees to accept such inconvenience and disturbance and waives any claims against Landlord resulting therefrom, except to the extent resulting from Landlord’s failure to use good faith efforts to minimize such interference with Tenant’s business operations. Landlord may from time to time grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Property, except to the extent materially and adversely affecting Tenant’s use of the Premises. At Landlord’s request, not more frequently than five times during any 5-year period, Tenant shall participate in Landlord’s meetings with governmental representatives and staff to help facilitate entitlements and permit approval and issuance. Tenant shall promptly sign any reasonable documents or instruments to accomplish the foregoing on request by Landlord; provided Tenant will be permitted to make reasonable comments to such documents.

ARTICLE 18

NOTICES

All notices, demands, requests or other communications required or permitted hereunder (collectively, “Notices”) shall be in writing, shall be addressed to the receiving party, with a copy to such party’s counsel, if any, as provided below in this Section, is deemed duly given to another party upon: (a) hand delivery to the other party, (b) three business days after the Notice has been deposited with the

United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (c) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider, (d) when transmitted by facsimile (if electronically confirmed). Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph. Notice of change of address shall be given by written notice in the manner detailed in this Section. The providing of copies of Notices to the parties’ respective counsels is for information only, is not required for valid Notice and does not alone constitute Notice hereunder.

To Landlord:	DMH Campus Investors, LLC c/o Alexandria Real Estate Equities, Inc. 4660 La Jolla Village Drive, Suite 725 San Diego, California 92122 Attn: Daniel Ryan Phone No.: (858) 638-2816

To Tenant:	12780 El Camino Real San Diego, California 92130 Attn: Chief Financial Officer Phone No.: (858) 617-7600

with a copy to:	12780 El Camino Real San Diego, California 92130 Attn: Corporate Secretary Phone No.: (858)617-7600

ARTICLE 19

INTENTIONALLY DELETED

ARTICLE 20

MISCELLANEOUS

20.1 WAIVER. Any waiver by either party of a breach by the other party of a term, covenant or condition of this Lease shall not be construed as a waiver of a subsequent breach of the same term, covenant or condition. The consent or approval by either party to anything requiring such party’s consent or approval shall not be deemed a waiver of such party’s right to withhold consent or approval of any subsequent similar act. No breach of a term, covenant or condition of this Lease shall be deemed to have been waived by the other party unless the waiver is in writing and is signed by such party. Any waiver by a party of any default must be in writing and does not constitute a waiver of any other default concerning the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either party in the event of any default by the other party shall impair such right or remedy or be construed as a waiver by the non-defaulting party. The receipt and acceptance by Landlord of delinquent rent does not constitute a waiver of any default other than the particular rent payment accepted. Landlord’s receipt and acceptance from Tenant, on any date (the “Receipt Date”), of an amount less than the amount due on such Receipt Date, or to become due at a later date but applicable to a period before the Receipt Date, does not release Tenant of its obligation (i) to pay the full amount due on such Receipt Date or (ii) to pay when due the full amount to become due at a later date but applicable to a period before such Receipt Date. No act or conduct of Landlord, including the acceptance of the keys to the Premises, constitutes an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord’s election to terminate Tenant’s right to possession of the Premises constitutes acceptance of the surrender of the Premises and accomplishes a termination of this Lease, except that no such written notice will be required upon the expiration of this Lease in accordance with its terms. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval may not be deemed to waive or render unnecessary Landlord’s consent to or approval of any other or subsequent act by Tenant. Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of the termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination, and Tenant waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and any successor statute(s). Tenant acknowledges that Tenant’s waivers set forth in this paragraph are a material part of the consideration for Landlord’s entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

20.2 RIGHTS CUMULATIVE. Except as expressly provided herein to the contrary, the respective rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

20.3 ENTIRE AGREEMENT. It is understood that there are no oral or written agreements or representations between the parties hereto relating to the lease of the Premises from Landlord to Tenant and this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements (including without limitation the Prior Lease) and understandings, if any, between Landlord and Tenant relating to the leasing of the Premises from Landlord to Tenant (but this Lease does not diminish any surviving representations, warranties, or covenants in the purchase agreement or related documents in connection with sale by Tenant to Landlord of the Property and Adjacent Parcel).

20.4 AMENDMENTS IN WRITING. No provision of this Lease may be amended except by an agreement in writing signed by Landlord and Tenant.

20.5 NO PRINCIPAL/AGENT RELATIONSHIP. Nothing contained in this Lease shall be construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant.

20.6 LAWS OF CALIFORNIA TO GOVERN. This Lease is entered into and to be performed entirely within the State of California and shall be governed by and construed in accordance with the laws, statutes, rules and regulations of the State of California without giving effect to the choice of law provisions thereof.

20.7 SEVERABILITY. If any provision of this Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such provision shall be enforced to the fullest extent permitted by law, such determination shall not affect the other provisions of this Lease, and all other provisions of this Lease shall be deemed valid and enforceable.

20.8 SUCCESSORS. Subject to the limitations on transfer set forth in this Lease, all rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties.

20.9 TIME OF THE ESSENCE. Time is of the essence of all provisions of this Lease.

20.10 WARRANTY OF AUTHORITY. If either Tenant or Landlord is a corporation, limited liability company or partnership, each party hereto on behalf of the corporation, limited liability company or partnership represents and warrants that the persons signing this Lease are duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership and that this Lease is binding upon the corporation, limited liability company or partnership.

20.11 MORTGAGE CHANGES. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a mortgage or deed of trust or such similar financing instrument encumbering Landlord’s fee interest in the Premises so long as such changes do not alter the economic terms of this Lease, or materially diminish the rights or materially increase the obligations of Tenant.

20.12 NO BROKERAGE COMMISSIONS. Tenant and Landlord each represent and warrant to the other party that no broker or finder can properly claim a right to a commission or finder’s fee based upon contacts between the claimant and the warranting party with respect to the leasing (including renewals) of the Premises. Tenant and Landlord shall indemnify, defend and hold each other harmless from and against any loss, cost or expense, including, but not limited to, attorneys’ fees and court costs, resulting from any claim for a fee or commission by any other broker or finder in connection with the Premises and this Lease resulting from the indemnifying party’s actions.

20.13 RECORDING. At the request of Tenant, Landlord shall execute a short form memorandum of this Lease for recording in the Official Records of San Diego County, California. Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord’s request, a notice of termination of lease and revocation of options to purchase the Property and Adjacent Parcel (except to the extent of Tenant’s ownership interest if Tenant purchased the Property or Adjacent Parcel under its Purchase Options), in recordable form.

20.14 TRANSFER OF LANDLORD’S INTEREST. Should Landlord sell, exchange or assign this Lease (other than a conditional assignment as security for a loan), then Landlord, as transferor, shall be relieved of any and all obligations on the part of Landlord accruing under this Lease from and after the date of such transfer provided that Landlord’s successor in interest shall assume such obligations from and after such date. Landlord shall not be relieved of liability for any obligations accruing prior to the date of such transfer, unless such liability is assumed by such successor.

20.15 PERSONAL PROPERTY. Upon the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, remove from the Premises all of Tenant’s owned trade fixtures, furniture, equipment, signs, and other personal property, however installed, affixed of attached to the Premises, and repair any damage occasioned to the Premises by reason of such removal. Tenant may encumber or finance its trade fixtures, furniture, equipment and other personal property installed or placed in the Premises, and no such encumbrance or financing shall be deemed an Assignment, provided such encumbrance or financing creates a security interest in such personal property only, and confers no interest in the Premises. The property at the Premises listed on the attached Exhibit H is property of Landlord and must remain at the Property at the expiration or earlier termination of the Term in the same condition as is required under this Lease for the balance of the Premises (but will reconvey to Tenant in connection with the exercise of its Purchase Option).

20.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes (other than with the employees of Landlord or Tenant), acts of God, inability to obtain labor or materials or reasonable substitutes therefor, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes (except financial) beyond the reasonable control of the party obligated to perform, shall excuse the performance by that party for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Monthly Rental and Additional Rental to be paid by Tenant pursuant to this Lease.

20.17 TERMINATION AND HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term. Upon the expiration or earlier termination of the Term, Tenant shall peaceably and quietly surrender the Premises in the good condition and repair, reasonable wear and tear, any damage to the Premises which Tenant is not required to repair pursuant to Article 12, condemnation and Alterations not required to be removed pursuant to this Lease excepted. Tenant shall repair all damage to the Premises caused by Tenant’s removal of Tenant’s personal property, trade fixtures, equipment, Alterations and any Signage. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all additional penetrations made by Tenant or its employees to the floor, walls or ceiling of the Premises, whether such penetrations were made with Landlord’s approval or not. If the Premises are not surrendered to Landlord in the condition required by this Section at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed (if required to be removed pursuant to this Lease) and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Landlord may elect to retain or dispose of in any manner any Alterations or Tenant’s personal property that Tenant does not remove from the Property on or before the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Alterations or property that Landlord elects to retain or dispose of will vest in Landlord immediately on notice to Tenant. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Alterations or property. Tenant is liable to Landlord for Landlord’s costs for storing, removing or disposing of any such Alterations or personal property. Tenant shall be liable to Landlord for all reasonable costs incurred by Landlord in returning the Premises to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Interest Rate until paid. Tenant shall pay to Landlord the amount of all such costs so incurred plus such interest thereon, within 10 days after Landlord’s billing Tenant for same, together with reasonable evidence of payment thereof (or, at Landlord’s election, Landlord may apply the Security Deposit to such expenses). Should Tenant hold over in the Premises beyond the expiration or earlier termination of this Lease, the holding over shall not constitute a renewal or extension of this Lease or give Tenant any rights under this Lease. In such event, Monthly Rental shall be an amount equal to one hundred twenty-five percent (125%) of the Monthly Rental which was payable by Tenant during the month immediately preceding the expiration or earlier termination of this Lease. Acceptance by Landlord of any Monthly Rental or Additional Rental after the expiration or earlier termination of this Lease shall not constitute a consent to a holdover hereunder, constitute acceptance of Tenant as a tenant at will, or result in a renewal of this Lease. If Landlord provides Tenant with at least thirty (30) days prior written notice that Landlord has a signed proposal or lease from a succeeding tenant to lease the Premises, and if Tenant fails to surrender the Premises upon the later of (i) the date of expiration of such thirty (30) day period, or (ii) the Expiration Date or earlier termination of this Lease, Tenant shall indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, attorneys’ fees and claims resulting from such failure, including any claim for damages made by a succeeding tenant.

20.18 ATTORNEYS’ FEES AND PROCESSING CHARGES. In the event that, at any time after the date of this Lease, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys’ fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, but not limited to, any post-judgment fees, costs or expenses incurred on any appeal or in collection of any judgment and any fees, costs or expenses incurred in appearing in any bankruptcy proceeding.

20.19 HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s) “ shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

(b) Tenant shall not sell, use, or store in or around the Premises any Hazardous Materials, except if stored, properly packaged and labeled, disposed of and used in accordance with applicable Environmental Laws and the Operations Plan. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises; (ii) shall not engage in activities at the Premises in violation of Environmental Laws; (iii) shall notify Landlord promptly following receipt of any knowledge with respect to any actual release, discharge, escape or emission (whether past or present) of any Hazardous Materials at, upon, under or within the Premises; and (iv) shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports received by Tenant in connection with any release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises or any contiguous or adjacent premises. However, notwithstanding the preceding restrictions, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) and the items permitted by Section 29.19(c) below (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws and the Operations Plan.

(c) Tenant will (i) obtain and maintain in full force and effect all Environmental Permits (as defined below) that may be required from time to time under any Environmental Laws applicable to Tenant or the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other Environmental Laws. “Environmental Permits” means, collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with any Environmental Law. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises and the Property, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials, which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises (or any Common Area if caused by Tenant or Tenant’s Invitees). Nothing in this Lease shall impose any liability on Tenant for any Hazardous Materials that have migrated to the Property from adjacent land except to the extent caused by Tenant or Tenant’s Invitees. Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Term directly or indirectly from or in connection with the presence or release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or the Property or any portion thereof caused by Tenant or Tenant’s Invitees before the later of termination of this Lease and the complete vacation of the Property by Tenant and all Tenant’s Invitees. Notwithstanding the foregoing, unless caused by Tenant or Tenant’s Invitee, Tenant shall not have any responsibility or liability for any migration of Hazardous Materials onto the Premises or the Property. Landlord shall reimburse Tenant for any amounts incurred by Tenant under this Section 20.19 to the extent Landlord receives insurance proceeds therefor. Tenant’s obligations under this Section 20.19 shall survive the expiration or earlier termination of this Lease.

(d) At the expiration of earlier termination of this Lease, Tenant shall apply for and obtain from appropriate regulatory authorities (including any applicable fire department or regional water quality control board), all permits, approvals and clearances necessary for the closure of the Premises to the extent required by applicable Environmental Laws, and shall take all other actions as may be required to complete the closure of the Premises to the extent required by applicable Environmental Laws. In addition, prior to vacating the Premises, Tenant shall undertake and submit to Landlord an Environmental Site Assessment meeting the requirements of the attached Exhibit I (“Phase I Report”) from an environmental consulting company reasonably acceptable to Landlord, which Phase I Report shall evidence Tenant’s compliance with this Section 20.19.

(e) Landlord shall be responsible for any Hazardous Materials located on or about the Project or Property to the extent caused by Landlord’s gross negligence or willful misconduct. Landlord agrees to indemnify, defend, protect and hold Tenant harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Term directly or indirectly from or in connection with the presence or release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Project or the Property or any portion thereof to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant shall reimburse Landlord for any amounts incurred by Tenant under this Section 20.19 to the extent Tenant receives insurance proceeds therefor. Landlord’s obligations under this Section 20.19 shall survive the expiration or earlier termination of this Lease.

20.20 WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

20.21 LIMITATION ON LANDLORD’S LIABILITY. The liability of Landlord (as defined in Section 11.5(a) above) to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Property or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Project (including any insurance or rental proceeds which Landlord receives). Tenant’s rights to pursue Landlord’s interest in the Property arise only after a judgment is entered in the applicable tribunal against Landlord. Landlord shall not have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 20.22 shall inure to the benefit of Landlord’s present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner or member of Landlord (if Landlord is a partnership or limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.

20.22 OFAC COMPLIANCE. Landlord and Tenant represent and warrant that to their actual knowledge, all persons and entities owning more than a 25% controlling interest in such party are not, and shall not become, a person or entity with whom either party is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but no limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

20.23 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

20.24 NO SECURITY MEASURES. Tenant acknowledges (i) that the Monthly Rental does not include the cost of any security measures for any portion of the Property (ii) that Landlord has no obligation to provide any security measures, and that if Landlord does provide security, it has no obligation to continue doing so, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Premises or Project, and (iv) that Tenant is solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant’s Invitees in, on, or about the Property. Landlord has no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Property, regardless of Landlord’s knowledge of such crimes or conduct.

20.25 FINANCIAL STATEMENTS. On or before the 45th day after each calendar quarter, Tenant shall furnish to Landlord financial statements for Tenant (and any Guarantor) reflecting Tenant’s (and the Guarantor’s) then current financial condition. Such financial statements must include a current balance sheet and a profit and loss statement covering the most recent quarter (and the preceding calendar year with respect to the February 15 reporting) and be certified by Tenant’s (and Guarantor’s) CEO or CFO on behalf of Tenant in their corporate capacity. Tenant shall cooperate with any efforts by Landlord to obtain private credit ratings for Tenant. The requirements of this Section 20.25 do not apply to any entity while its stock is publicly-traded on a U.S. national stock exchange and is a reporting company with the U. S. Securities Exchange Commission.

20.26. STATUS PROTECTION. Notwithstanding anything to the contrary in this Lease, no Assignment may be made or service rendered under this Lease in a manner that (i) the rental or other amounts to be paid to Landlord would be based, in whole or in part, on the income or profits derived by the business activities of Tenant or any proposed Assignee or any other person; (ii) would result in Landlord rendering any services to Tenant or any proposed Assignee on account of any payments made to Landlord to the extent that income from such services would reasonably be expected to constitute “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Internal Revenue Code (the “Code”); (iii) would result in Landlord owning an interest in Tenant or any proposed Assignee, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) could cause any portion of the amounts received by Landlord under this Lease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. As provided above, it is intended that all rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property’ within the meaning of both Sections 512(b)(3) and 856(d) of the Code and the regulations promulgated under the Code. If Landlord, in its reasonable discretion, determines that there is any risk that all or part of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code or the regulations promulgated under the Code, Tenant agrees to cooperate with Landlord by entering into such amendment or amendments to this Lease as Landlord deems necessary to qualify all rent as “rents from real property;” provided, however, that any adjustments required under this section shall be made so as to produce the equivalent (in economic terms) rent as payable before the adjustment and may not result in any material increase in Tenant’s obligations under this Lease. Nothing in this Section 20.26 may be construed to permit a termination of this Lease.

ARTICLE 21

INTENTIONALLY DELETED

ARTICLE 22

LANDLORD RENOVATIONS

Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, including without limitation, the Common Areas, systems and equipment, roof, and structural portions of the same, as well as the possible construction of an additional building in the Project. Tenant agrees to use its best efforts to cooperate with Landlord in connection with such Renovations. Tenant hereby agrees that such Renovations and

Landlord’s actions in connection with such Renovations (including any construction noise) shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Monthly Rental; provided, however, Landlord agrees to use commercially reasonable efforts to minimize material interference with Tenant’s use of and access to the Premises as a result of such Renovations. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations; provided, however, Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises as a result of such Renovations.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above written.

“Landlord”

DMH CAMPUS INVESTORS, LLC, a Delaware limited liability company

By:	PRISA III DMH CAMPUS, LLC, a Delaware limited liability company, its managing member

By:	PRISA III Investments, LLC, a Delaware limited liability company, its sole member

By:	PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund LP, a Delaware limited partnership, its manager

By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

By:	Prudential Investment Management, Inc., a New Jersey corporation, its sole member

By:	/s/ Scott M. Dalrymple
Name:	Scott M. Dalrymple
Title:	Vice President

“Tenant”

NEUROCRINE BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Timothy P. Coughlin
Name:	Timothy P. Coughlin
Title:	VP & Chief Financial Officer

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